RenaissanceRe Reports Fourth Quarter 2021 Net Income Available to Common Shareholders of $210.9 Million; Operating Income Available to Common Shareholders of $213.7 Million.
RenaissanceRe Reports Annual Net Loss Attributable to Common Shareholders of $73.4 Million; Operating Income Available to Common Shareholders of $81.6 Million.
•Grew gross premiums written by $2.0 billion, or 34.9%, and net premiums written by $1.8 billion, or 45.0%, in 2021.
•Casualty and Specialty segment combined ratio of 92.5% in the fourth quarter of 2021 and 97.0% in 2021.
•Repurchased $326.9 million of common shares in the fourth quarter; aggregate of $1.0 billion of common shares repurchased in 2021; and an additional $56.7 million of common shares repurchased from January 1, 2022 through January 21, 2022.
•Raised $1.1 billion of additional capital in the Capital Partners business in 2021, including $258.0 million from RenaissanceRe, with a further $662.7 million raised effective January 1, 2022, including $209.7 million from RenaissanceRe.
•2021 Weather-Related Large Losses contributed a $962.1 million net negative impact on net loss attributable to common shareholders in 2021, including $53.4 million in the fourth quarter of 2021.

Pembroke, Bermuda, January 25, 2022 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the fourth quarter and full year 2021.
Fourth Quarter 2021

Net Income Available to Common Shareholders per Diluted Common Share: $4.65 Operating Income Available to Common Shareholders per Diluted Common Share*: $4.71
Underwriting Income $276.7M	Fee Income $30.0M	Net Investment Income $80.5M
Change in Book Value per Common Share: 2.5% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends*: 2.8%
*Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share and Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends are non-GAAP financial measures; see “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “The fourth quarter was a solid finish to a difficult year. We reported a return on average common equity of over 14% for the quarter driven by record profitability in our Casualty and Specialty segment and strong results in our Property segment. For the full year, we earned a modest operating profit despite catastrophe losses of nearly $1 billion. At the same time, we exercised leadership in the market, growing net premiums written by 45% while simultaneously returning over $1 billion in capital to shareholders.

At the January 2022 renewal, our Capital Partners team once again led the industry, raising $500 million in DaVinci to grow in an improving environment and further optimize our Property segment. In addition, we continued to expand our Casualty and Specialty business in an attractive market, and as a result have built a stronger, more diversified and efficient underwriting portfolio that I am confident will produce superior returns for our shareholders in 2022.”

Consolidated Financial Results - Fourth Quarter

Consolidated Highlights
	Three months ended December 31
(in thousands, except per share amounts and percentages)	2021	2020
Gross premiums written	$1,313,018	$935,514
Underwriting income (loss)	276,661	(151,655)
Combined ratio	79.4%	114.7%

Net Income (Loss)
Available (Attributable) to common shareholders	210,917	189,812
Available (Attributable) to common shareholders per diluted common share	$4.65	$3.74
Operating Income (Loss) (1)
Available (Attributable) to common shareholders	213,692	(77,122)
Available (Attributable) to common shareholders per diluted common share	$4.71	$(1.59)
Book value per common share	$132.17	$138.46
Change in book value per share	2.5%	2.5%
Tangible book value per common share plus accumulated dividends (1)	$149.79	$155.17
Change in tangible book value per common share plus change in accumulated dividends (1)	2.8%	3.0%

Return on average common equity - annualized	14.2%	10.9%
Operating return on average common equity - annualized (1)	14.4%	(4.4)%
(1)See “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Three Drivers of Profit: Underwriting, Fee and Investment Income - Fourth Quarter
Underwriting Results - Property Segment: Combined ratio of 64.4%; 10.8 percentage points from weather-related large losses.

Property Segment
	Three months ended December 31		Q/Q Change
(in thousands, except percentages)	2021	2020
Gross premiums written	$384,657	$308,315	24.8%
Underwriting income (loss)	223,098	(130,268)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	43.8%	130.5%	(86.7)	pts
Net claims and claim expense ratio - prior accident years	(4.9)%	(24.8)%	19.9	pts
Net claims and claim expense ratio - calendar year	38.9%	105.7%	(66.8)	pts
Underwriting expense ratio	25.5%	19.9%	5.6	pts
Combined ratio	64.4%	125.6%	(61.2)	pts
•Gross premiums written increased 24.8%, driven by:
–Growth in the other property class of business of $127.7 million, or 51.2%, principally as a result of rate improvements driving growth in new and existing business, notably within catastrophe exposed U.S. property excess and surplus lines; partially offset by a
–Decrease in property catastrophe class of business of $51.3 million, or 86.8%, primarily due to a decrease in reinstatement premiums.
•Ceded premiums written were $9.5 million, a decrease of $19.0 million, or 66.6%. This decrease was primarily driven by the non-renewal of certain deals ceded to Upsilon RFO Re Ltd. (“Upsilon RFO”).
•The net claims and claim expense ratio - current accident year decreased 86.7 percentage points, primarily as a result of COVID-19 losses in the fourth quarter of 2020, combined with a lower amount of weather-related losses in the fourth quarter of 2021.
•The net claims and claim expense ratio - prior accident year reflected net favorable development primarily from weather-related large losses in the 2017 to 2019 accident years.
•Underwriting expense ratio increased 5.6 percentage points, driven by lower profit commissions and a lower impact to the ratio from reinstatement premiums, as well as changes in the mix of business due to continued growth in the other property class of business.
•Underwriting income of $223.1 million and a combined ratio of 64.4% included weather-related large losses which had a $68.4 million net negative impact on the Property segment underwriting result and added 10.8 percentage points to the combined ratio in the fourth quarter of 2021.

Underwriting Results - Casualty and Specialty Segment: Grew gross premiums written by 48.0% and reported a combined ratio of 92.5%

Casualty and Specialty Segment
	Three months ended December 31		Q/Q Change
(in thousands, except percentages)	2021	2020
Gross premiums written	$928,361	$627,199	48.0%
Underwriting income (loss)	53,563	(21,387)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	63.9%	70.5%	(6.6)	pts
Net claims and claim expense ratio - prior accident years	(1.3)%	(0.5)%	(0.8)	pts
Net claims and claim expense ratio - calendar year	62.6%	70.0%	(7.4)	pts
Underwriting expense ratio	29.9%	34.1%	(4.2)	pts
Combined ratio	92.5%	104.1%	(11.6)	pts
•Gross premiums written increased 48.0%, primarily driven by growth in professional liability, general casualty and other specialty lines of business. This growth was principally driven by increases in new and existing business written in the current and prior periods, combined with rate improvements.
•Net claims and claim expense ratio declined 7.4 percentage points principally as a result of lower current accident year losses, which in turn were primarily driven by lower attritional losses and lower losses related to the COVID-19 pandemic.
•The underwriting expense ratio decreased 4.2 percentage points driven by a 2.9 percentage point improvement in the net acquisition expense ratio, principally due to changes in the mix of business and estimated profit commissions, combined with a decrease in the operating expense ratio driven by improved operating leverage.

Fee Income: $30.0 million of fee income; impacted by the 2021 Weather-Related Large Losses

Fee Income
	Three months ended December 31		Q/Q Change
(in thousands, except percentages)	2021	2020
Total management fee income	$24,723	$26,778	$(2,055)
Total performance fee income (loss) (1)	5,299	9,128	(3,829)
Total fee income	$30,022	$35,906	$(5,884)
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Total fee income decreased $5.9 million due to lower management and performance fee income primarily driven by the impact of the 2021 Weather-Related Large Losses on the results of the Company’s joint ventures and managed funds. In addition, management fees were also impacted by a deferral of management fees in DaVinci in the fourth quarter of 2021.
Investment Results: Performance primarily driven by net realized and unrealized losses in the fixed maturity investments portfolio

Investment Results
	Three months ended December 31		Q/Q Change
(in thousands, except percentages)	2021	2020
Net investment income	$80,483	$81,717	$(1,234)
Net realized and unrealized gains (losses) on investments	(21,518)	258,745	(280,263)
Total investment result	58,965	340,462	(281,497)
Total investment return - annualized	1.1%	6.6%	(5.5)	pts
•Total investment result decreased $281.5 million, primarily due to the difference in net realized and unrealized gains (losses) on investments, principally within the fixed maturity and equity investments portfolios.
–In the fourth quarter of 2021, net realized and unrealized losses on fixed maturity investments of $116.7 million were primarily driven by increasing yields on U.S. treasuries; partially offset by net realized and unrealized gains of $73.6 million on equity investments in line with wider equity markets.
–In the fourth quarter of 2020, net realized and unrealized gains on equity investments of $154.3 million were primarily driven by the significant price appreciation in equity markets generally, and in particular in the Company’s strategic investment in Trupanion, Inc. Net realized and unrealized gains on fixed maturity investments of $90.1 million during the quarter were largely driven by tightening credit spreads on certain fixed maturity investments.
•Managed fixed maturity and short-term investment weighted average yield to maturity was 1.2% and average duration was 3.0 years on total consolidated fixed maturity and short-term investments at fair value of $18.8 billion at December 31, 2021.

Other Items of Note - Fourth Quarter
•Net income attributable to redeemable noncontrolling interests was $68.5 million compared to net loss attributable to redeemable noncontrolling interests of $5.5 million in the fourth quarter of 2020, primarily due to:
–DaVinciRe Holdings Ltd. (“DaVinci”), which had underwriting income in the fourth quarter of 2021 as compared to underwriting losses in the fourth quarter of 2020, and was partially offset by;
–RenaissanceRe Medici Fund Ltd. (“Medici”), which had net loss in the fourth quarter of 2021 as compared to net income in the fourth quarter of 2020. The Medici net loss for the quarter includes net foreign exchange losses that were attributable to third party investors, resulting in net income being retained by the Company.
•Income tax expense of $18.6 million compared to an income tax benefit of $9.9 million in the fourth quarter of 2020. The increase in income tax expense was primarily driven by underwriting income in the Company’s taxable jurisdictions, partially offset by net unrealized investment losses in the Company’s U.S. based operations.
•Net foreign exchange losses of $16.7 million compared to a $23.3 million net foreign exchange gain in the fourth quarter of 2020. The net foreign exchange loss was primarily driven by losses attributable to third-party investors in Medici which are allocated through noncontrolling interests and miscellaneous foreign exchange losses generated by underwriting activities.

Consolidated Financial Results - Full Year

Consolidated Highlights
	Twelve months ended December 31
(in thousands, except per share amounts and percentages)	2021	2020
Gross premiums written	$7,833,798	$5,806,165
Underwriting income (loss)	(108,948)	(76,511)
Combined ratio	102.1%	101.9%

Net Income (Loss)
Available (Attributable) to common shareholders	$(73,421)	$731,482
Available (Attributable) to common shareholders per diluted common share	$(1.57)	$15.31
Operating Income (Loss) (1)
Available (Attributable) to common shareholders	$81,599	$14,640
Available (Attributable) to common shareholders per diluted common share	$1.72	$0.12
Book value per common share	$132.17	$138.46
Change in book value per share	(4.5)%	14.9%
Tangible book value per common share plus accumulated dividends (1)	$149.79	$155.17
Change in tangible book value per common share plus change in accumulated dividends (1)	(4.0)%	17.9%

Return on average common equity	(1.1)%	11.7%
Operating return on average common equity (1)	1.3%	0.2%
(1)See “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Net negative impact of the 2021 Weather-Related Large Losses
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result and (2) redeemable noncontrolling interest.
Net negative impact on the consolidated financial statements

Year ended December 31, 2021	Winter Storm Uri	European Floods	Hurricane Ida	Other 2021 Catastrophe Events (1)	Aggregate Losses (2)	Total 2021 Weather-Related Large Losses (3)
(in thousands)
Net claims and claims expenses incurred	$(358,937)	$(360,644)	$(741,285)	$(85,941)	$(161,093)	$(1,707,900)
Assumed reinstatement premiums earned	86,626	90,346	156,061	9,939	6,140	$349,112
Ceded reinstatement premiums earned	(11,045)	(16,372)	(27,467)	—	—	$(54,884)
Earned (lost) profit commissions	773	8,084	—	1,645	—	10,502
Net negative impact on underwriting result	(282,583)	(278,586)	(612,691)	(74,357)	(154,953)	(1,403,170)
Redeemable noncontrolling interest	101,966	84,082	200,806	17,082	37,175	441,111
Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders	$(180,617)	$(194,504)	$(411,885)	$(57,275)	$(117,778)	$(962,059)

Net negative impact on the segment underwriting results and consolidated combined ratio

Year ended December 31, 2021	Winter Storm Uri	European Floods	Hurricane Ida	Other 2021 Catastrophe Events (1)	Aggregate Losses (2)	Total 2021 Weather-Related Large Losses (3)
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(275,566)	$(276,317)	$(596,271)	$(74,357)	$(154,953)	$(1,377,464)
Net negative impact on Casualty and Specialty segment underwriting result	(7,017)	(2,269)	(16,420)	—	—	(25,706)
Net negative impact on underwriting result	$(282,583)	$(278,586)	$(612,691)	$(74,357)	$(154,953)	$(1,403,170)
Percentage point impact on consolidated combined ratio	5.5	5.4	12.0	1.4	3.0	28.5

(1)“Other 2021 Catastrophe Events” includes the hail storm in Europe in late June 2021, the wildfires in California during the third quarter of 2021, the tornadoes in the Central and Midwest U.S. in December 2021, and the Midwest Derecho in December 2021.
(2)“Aggregate Losses” includes loss estimates associated with certain aggregate loss contracts triggered during 2021 as a result of weather-related catastrophe events.
(3)“2021 Weather-Related Large Losses” includes Winter Storm Uri, the European Floods, Hurricane Ida, Other 2021 Catastrophe Events and Aggregate Losses.
Estimates of net negative impact are based on a review of potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. Actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of losses from catastrophe events, driven by the magnitude and recent nature of each event, the geographic areas impacted by the events, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries, and other factors inherent in loss estimation, among other things.

Three Drivers of Profit: Underwriting, Fee, and Investment Income - Full Year
Underwriting Results - Property Segment: Grew gross premiums written by 32.0%; 2021 Weather-Related Large Losses contributed 58.6 percentage points to the combined ratio

Property Segment
	Twelve months ended December 31		Y/Y Change
(in thousands, except percentages)	2021	2020
Gross premiums written	$3,958,724	$2,999,142	32.0%
Underwriting income (loss)	(185,504)	11,021

Underwriting Ratios
Net claims and claim expense ratio - current accident year	91.9%	82.3%	9.6	pts
Net claims and claim expense ratio - prior accident years	(9.0)%	(8.1)%	(0.9)	pts
Net claims and claim expense ratio - calendar year	82.9%	74.2%	8.7	pts
Underwriting expense ratio	24.2%	25.2%	(1.0)	pts
Combined ratio	107.1%	99.4%	7.7	pts
•Gross premiums written increased 32.0%, driven by:
–Growth in the other property class of business of $610.6 million, or 54.9%, principally as a result of rate improvements driving growth in new and existing business, notably within catastrophe exposed U.S. property excess and surplus lines.
–Growth in the property catastrophe class of business of $349.0 million, or 18.5%, principally as a result of an increase in reinstatement premiums, rate improvements, and increased shares on existing deals, as well as participation in new deals and opportunities.
◦$339.7 million of reinstatement premiums associated with the 2021 Weather-Related Large Losses, compared to reinstatement premiums of $77.0 million associated with 2020 weather-related large losses and $25.9 million associated with COVID-19 losses in 2020.
•Ceded premiums written were $1.1 billion, an increase of $128.8 million, or 13.4%. This increase was primarily driven by higher gross premiums written in 2021, which were ceded to Upsilon RFO, and ceded reinstatement premiums earned of $54.7 million from the 2021 Weather-Related Large Losses.
•The net claims and claim expense ratio for prior accident years reflected net favorable development of 15.3% for property catastrophe and 2.4% for other property in the year, primarily related to weather-related large losses in the 2017 to 2019 accident years.
•Underwriting loss of $185.5 million and a combined ratio of 107.1%, primarily driven by the 2021 Weather-Related Large Losses, which had a $1.4 billion net negative impact on the Property segment underwriting result and added 58.6 percentage points to the combined ratio.

Casualty and Specialty Segment: Grew gross written premium by 38% and reported a combined ratio of 97.0%

Casualty and Specialty Segment
	Twelve months ended December 31		Y/Y Change
(in thousands, except percentages)	2021	2020
Gross premiums written	$3,875,074	$2,807,023	38.0%
Underwriting income (loss)	76,556	(87,532)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	66.9%	75.2%	(8.3)	pts
Net claims and claim expense ratio - prior accident years	(0.7)%	(1.4)%	0.7	pts
Net claims and claim expense ratio - calendar year	66.2%	73.8%	(7.6)	pts
Underwriting expense ratio	30.8%	30.5%	0.3	pts
Combined ratio	97.0%	104.3%	(7.3)	pts
•Gross premiums written increased 38.0%, primarily due to growth from new and existing business opportunities written in the current and prior periods across various classes of business within the segment, combined with rate improvements.
•Net claims and claim expense ratio decreased 7.6 percentage points, driven by lower current accident year losses. As compared to 2021, 2020 was impacted by net losses related to the COVID-19 pandemic.
•The underwriting expense ratio increased 0.3 percentage points due to:
–An increase of 1.1 percentage points in the net acquisition expense ratio principally due the effects of purchase accounting amortization in 2020 related to the acquisition of TMR which decreased the acquisition ratio in the prior year period; largely offset by
–Lower operating expense ratio driven by improved operating leverage.

Fee Income: $128.5 million of fee income; impacted by 2021 Weather-Related Large Losses

Fee Income
	Twelve months ended December 31		Y/Y Change
(in thousands, except percentages)	2021	2020
Total management fee income	$109,071	$111,476	$(2,405)
Total performance fee income (loss) (1)	19,432	33,686	(14,254)
Total fee income	$128,503	$145,162	$(16,659)
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Total fee income decreased $16.7 million due to lower performance and management fee income in 2021.
–Lower management fee income in 2021 was primarily due to a deferral of management fees in DaVinci as a result of the 2021 Weather-Related Large Losses.
–Lower performance fee income in 2021 was primarily due to the impact of the 2021 Weather-Related Large Losses on the results of the Company’s joint ventures and managed funds, partially offset by higher favorable development on prior year losses in DaVinci.
Investment Results: Performance primarily driven by net realized and unrealized losses in the fixed maturity investments portfolio

Investment Results
	Twelve months ended December 31		Y/Y Change
(in thousands, except percentages)	2021	2020
Net investment income	$319,479	$354,038	$(34,559)
Net realized and unrealized gains (losses) on investments	(218,134)	820,636	(1,038,770)
Total investment result	101,345	1,174,674	(1,073,329)
Total investment return	0.5%	5.9%	(5.4)	pts
•Total investment result decreased $1.1 billion primarily due to the difference in net realized and unrealized gains (losses) on investments, principally within the fixed maturity and equity investments portfolios.
–Net realized and unrealized losses in 2021 of $322.0 million on fixed maturity investments were primarily driven by increasing yields on U.S. treasuries; partially offset by net realized and unrealized gains of $49.6 million on equity investments.
–In 2020, the total investment result was favorably impacted by the recovery in the financial markets following the disruption associated with the COVID-19 pandemic, resulting in net realized and unrealized gains of $592.4 million on fixed maturity investments and $235.6 million on equity investments.
•Managed fixed maturity and short-term investment weighted average yield to maturity was 1.2% and average duration was 3.0 years on total consolidated fixed maturity and short-term investments at fair value of $18.8 billion at December 31, 2021.

Other Items of Note - Full Year and Subsequent Events
•Corporate expenses were $41.2 million, a decrease of $55.8 million, primarily driven by higher non-recurring expenses in 2020 resulting from the loss on sale of RenaissanceRe UK, executive compensation charges, and certain integration and compensation related costs associated with the acquisition of TMR.
•Net loss attributable to redeemable noncontrolling interests was $63.3 million, compared to net income attributable to redeemable noncontrolling interest of $230.7 million in 2020, reflecting the impact of higher underwriting losses in DaVinci, lower underwriting income in Vermeer, and a decrease in Medici net income, primarily due to foreign exchange losses that are attributable to third party investors.
•Income tax benefit of $10.7 million, principally driven by unrealized investment portfolio losses in the Company’s taxable jurisdictions.
•Net foreign exchange losses of $41.0 million compared to a $27.8 million net foreign exchange gain in 2020. The net foreign exchange loss was primarily driven by losses attributable to third party investors in Medici, which are allocated through noncontrolling interest, and miscellaneous foreign exchange losses generated by underwriting activities.
•Raised gross proceeds of $500.0 million in July 2021 through the issuance of 20,000,000 Depositary Shares, each of which represents a 1/1,000th interest in a share of the Company’s 4.20% Series G Preference Shares, $1.00 par value and $25,000 liquidation preference per share (equivalent to $25.00 per Depositary Share). Redeemed all 11,000,000 outstanding 5.375% Series E Preference Shares on August 11, 2021 for $275.0 million plus accrued and unpaid dividends thereon.
•Raised capital of $662.7 million, effective January 1, 2022, through Upsilon RFO, DaVinci and Medici, including $209.7 million from the Company. Following these transactions, the Company’s ownership in Upsilon RFO, DaVinci and Medici was 13.6%, 30.9% and 13.7%, respectively.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating Income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating Income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Wednesday, January 26, 2022 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the highly competitive nature of the Company’s industry, resulting in consolidation of competitors, customers and (re)insurance brokers, and the Company’s reliance on a small and decreasing number of brokers; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the impact of large non-recurring contracts and reinstatement premiums on the Company’s financial results; the Company’s ability to attract and retain key executives and employees; the effect of cybersecurity risks, including technology breaches or failure; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the Company’s ability to successfully implement its business strategies and initiatives, and the success of any of the Company’s strategic investments or acquisitions, including its ability to manage its operations as its product and geographical diversity increases; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda laws or regulations or as a result of increased global regulation of the insurance and reinsurance industries; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of U.S. tax reform legislation, Organisation for Economic Co-operation and Development or European Union measures and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in its joint ventures or other entities it manages; the Company’s ability to determine any impairments taken on its investments; the uncertainty of the continuing and future impact of the COVID-19 pandemic, including measures taken in response thereto and the effect of legislative, regulatory and judicial influences on the Company’s potential reinsurance, insurance and investment exposures, or other effects that it may have; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers and other transactions; difficulties investors may have in serving process or enforcing judgments against the Company in the U.S.; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Prospectus Supplement dated July 7, 2021.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Keil Gunther Senior Vice President, Head of Global Marketing & Client Communication (441) 239-4932 or Kekst CNC Dawn Dover (212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenues
Gross premiums written	$1,313,018	$935,514	$7,833,798	$5,806,165
Net premiums written	$1,116,560	$746,311	$5,939,375	$4,096,333
Decrease (increase) in unearned premiums	224,730	282,774	(745,194)	(143,871)
Net premiums earned	1,341,290	1,029,085	5,194,181	3,952,462
Net investment income	80,483	81,717	319,479	354,038
Net foreign exchange gains (losses)	(16,697)	23,270	(41,006)	27,773
Equity in earnings (losses) of other ventures	3,830	(1,868)	12,309	17,194
Other income (loss)	6,431	4,374	10,880	213
Net realized and unrealized gains (losses) on investments	(21,518)	258,745	(218,134)	820,636
Total revenues	1,393,819	1,395,323	5,277,709	5,172,316
Expenses
Net claims and claim expenses incurred	690,970	901,353	3,876,087	2,924,609
Acquisition expenses	333,986	238,283	1,214,858	897,677
Operational expenses	39,673	41,104	212,184	206,687
Corporate expenses	10,426	21,031	41,152	96,970
Interest expense	11,872	11,841	47,536	50,453
Total expenses	1,086,927	1,213,612	5,391,817	4,176,396
Income (loss) before taxes	306,892	181,711	(114,108)	995,920
Income tax benefit (expense)	(18,616)	9,923	10,668	(2,862)
Net income (loss)	288,276	191,634	(103,440)	993,058
Net (income) loss attributable to redeemable noncontrolling interests	(68,516)	5,467	63,285	(230,653)
Net income (loss) attributable to RenaissanceRe	219,760	197,101	(40,155)	762,405
Dividends on preference shares	(8,843)	(7,289)	(33,266)	(30,923)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$210,917	$189,812	$(73,421)	$731,482

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$4.65	$3.75	$(1.57)	$15.34
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$4.65	$3.74	$(1.57)	$15.31
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$4.71	$(1.59)	$1.72	$0.12

Average shares outstanding - basic	44,722	50,022	47,171	47,103
Average shares outstanding - diluted	44,748	50,111	47,171	47,178

Net claims and claim expense ratio	51.5%	87.6%	74.6%	74.0%
Underwriting expense ratio	27.9%	27.1%	27.5%	27.9%
Combined ratio	79.4%	114.7%	102.1%	101.9%

Return on average common equity - annualized	14.2%	10.9%	(1.1)%	11.7%
Operating return on average common equity - annualized (1)	14.4%	(4.4)%	1.3%	0.2%
(1)     See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	December 31, 2021	December 31, 2020
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$13,507,131	$13,506,503
Short term investments, at fair value	5,298,385	4,993,735
Equity investments trading, at fair value	546,016	702,617
Other investments, at fair value	1,993,059	1,256,948
Investments in other ventures, under equity method	98,068	98,373
Total investments	21,442,659	20,558,176
Cash and cash equivalents	1,859,019	1,736,813
Premiums receivable	3,781,542	2,894,631
Prepaid reinsurance premiums	854,722	823,582
Reinsurance recoverable	4,268,669	2,926,010
Accrued investment income	55,740	66,743
Deferred acquisition costs and value of business acquired	849,160	633,521
Receivable for investments sold	380,442	568,293
Other assets	224,053	363,170
Goodwill and other intangible assets	243,496	249,641
Total assets	$33,959,502	$30,820,580
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$13,294,630	$10,381,138
Unearned premiums	3,531,213	2,763,599
Debt	1,168,353	1,136,265
Reinsurance balances payable	3,860,963	3,488,352
Payable for investments purchased	1,170,568	1,132,538
Other liabilities	755,441	970,121
Total liabilities	23,781,168	19,872,013
Redeemable noncontrolling interests	3,554,053	3,388,319
Shareholders’ Equity
Preference shares	750,000	525,000
Common shares	44,445	50,811
Additional paid-in capital	608,121	1,623,206
Accumulated other comprehensive loss	(10,909)	(12,642)
Retained earnings	5,232,624	5,373,873
Total shareholders’ equity attributable to RenaissanceRe	6,624,281	7,560,248
Total liabilities, noncontrolling interests and shareholders’ equity	$33,959,502	$30,820,580

Book value per common share	$132.17	$138.46

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended December 31, 2021
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$384,657	$928,361	$—	$1,313,018
Net premiums written	$375,112	$741,448	$—	$1,116,560
Net premiums earned	$626,359	$714,931	$—	$1,341,290
Net claims and claim expenses incurred	243,356	447,614	—	690,970
Acquisition expenses	131,007	202,979	—	333,986
Operational expenses	28,898	10,775	—	39,673
Underwriting income (loss)	$223,098	$53,563	$—	276,661
Net investment income			80,483	80,483
Net foreign exchange gain (loss)			(16,697)	(16,697)
Equity in earnings of other ventures			3,830	3,830
Other income (loss)			6,431	6,431
Net realized and unrealized gain (loss) on investments			(21,518)	(21,518)
Corporate expenses			(10,426)	(10,426)
Interest expense			(11,872)	(11,872)
Income (loss) before taxes and redeemable noncontrolling interests				306,892
Income tax benefit (expense)			(18,616)	(18,616)
Net (income) loss attributable to redeemable noncontrolling interests			(68,516)	(68,516)
Dividends on preference shares			(8,843)	(8,843)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$210,917

Net claims and claim expenses incurred – current accident year	$274,649	$457,080	$—	$731,729
Net claims and claim expenses incurred – prior accident years	(31,293)	(9,466)	—	(40,759)
Net claims and claim expenses incurred – total	$243,356	$447,614	$—	$690,970

Net claims and claim expense ratio – current accident year	43.8%	63.9%		54.6%
Net claims and claim expense ratio – prior accident years	(4.9)%	(1.3)%		(3.1)%
Net claims and claim expense ratio – calendar year	38.9%	62.6%		51.5%
Underwriting expense ratio	25.5%	29.9%		27.9%
Combined ratio	64.4%	92.5%		79.4%

	Three months ended December 31, 2020
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$308,315	$627,199	$—	$935,514
Net premiums written	$279,773	$466,538	$—	$746,311
Net premiums earned	$507,141	$521,944	$—	$1,029,085
Net claims and claim expenses incurred	536,218	365,135	—	901,353
Acquisition expenses	75,032	163,251	—	238,283
Operational expenses	26,159	14,945	—	41,104
Underwriting income (loss)	$(130,268)	$(21,387)	$—	(151,655)
Net investment income			81,717	81,717
Net foreign exchange gain (loss)			23,270	23,270
Equity in earnings of other ventures			(1,868)	(1,868)
Other income (loss)			4,374	4,374
Net realized and unrealized gain (loss) on investments			258,745	258,745
Corporate expenses			(21,031)	(21,031)
Interest expense			(11,841)	(11,841)
Income (loss) before taxes and redeemable noncontrolling interests				181,711
Income tax benefit (expense)			9,923	9,923
Net (income) loss attributable to redeemable noncontrolling interests			5,467	5,467
Dividends on preference shares			(7,289)	(7,289)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$189,812

Net claims and claim expenses incurred – current accident year	$661,711	$368,071	$—	$1,029,782
Net claims and claim expenses incurred – prior accident years	(125,493)	(2,936)	—	(128,429)
Net claims and claim expenses incurred – total	$536,218	$365,135	$—	$901,353

Net claims and claim expense ratio – current accident year	130.5%	70.5%		100.1%
Net claims and claim expense ratio – prior accident years	(24.8)%	(0.5)%		(12.5)%
Net claims and claim expense ratio – calendar year	105.7%	70.0%		87.6%
Underwriting expense ratio	19.9%	34.1%		27.1%
Combined ratio	125.6%	104.1%		114.7%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Year ended December 31, 2021
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,958,724	$3,875,074	$—	$7,833,798
Net premiums written	$2,868,002	$3,071,373	$—	$5,939,375
Net premiums earned	$2,608,298	$2,585,883	$—	$5,194,181
Net claims and claim expenses incurred	2,163,016	1,713,071	—	3,876,087
Acquisition expenses	487,178	727,680	—	1,214,858
Operational expenses	143,608	68,576	—	212,184
Underwriting income (loss)	$(185,504)	$76,556	$—	(108,948)
Net investment income			319,479	319,479
Net foreign exchange gain (loss)			(41,006)	(41,006)
Equity in earnings of other ventures			12,309	12,309
Other income (loss)			10,880	10,880
Net realized and unrealized gain (loss) on investments			(218,134)	(218,134)
Corporate expenses			(41,152)	(41,152)
Interest expense			(47,536)	(47,536)
Income (loss) before taxes and redeemable noncontrolling interests				(114,108)
Income tax benefit (expense)			10,668	10,668
Net (income) loss attributable to redeemable noncontrolling interests			63,285	63,285
Dividends on preference shares			(33,266)	(33,266)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(73,421)

Net claims and claim expenses incurred – current accident year	$2,396,389	$1,729,168	$—	$4,125,557
Net claims and claim expenses incurred – prior accident years	(233,373)	(16,097)	—	(249,470)
Net claims and claim expenses incurred – total	$2,163,016	$1,713,071	$—	$3,876,087

Net claims and claim expense ratio – current accident year	91.9%	66.9%		79.4%
Net claims and claim expense ratio – prior accident years	(9.0)%	(0.7)%		(4.8)%
Net claims and claim expense ratio – calendar year	82.9%	66.2%		74.6%
Underwriting expense ratio	24.2%	30.8%		27.5%
Combined ratio	107.1%	97.0%		102.1%

	Year ended December 31, 2020
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,999,142	$2,807,023	$—	$5,806,165
Net premiums written	$2,037,200	$2,059,133	$—	$4,096,333
Net premiums earned	$1,936,215	$2,016,247	$—	$3,952,462
Net claims and claim expenses incurred	1,435,947	1,488,662	—	2,924,609
Acquisition expenses	353,700	543,977	—	897,677
Operational expenses	135,547	71,140	—	206,687
Underwriting income (loss)	$11,021	$(87,532)	$—	(76,511)
Net investment income			354,038	354,038
Net foreign exchange gain (loss)			27,773	27,773
Equity in earnings of other ventures			17,194	17,194
Other income (loss)			213	213
Net realized and unrealized gain (loss) on investments			820,636	820,636
Corporate expenses			(96,970)	(96,970)
Interest expense			(50,453)	(50,453)
Income (loss) before taxes and redeemable noncontrolling interests				995,920
Income tax benefit (expense)			(2,862)	(2,862)
Net (income) loss attributable to redeemable noncontrolling interests			(230,653)	(230,653)
Dividends on preference shares			(30,923)	(30,923)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$731,482

Net claims and claim expenses incurred – current accident year	$1,592,996	$1,515,425	$—	$3,108,421
Net claims and claim expenses incurred – prior accident years	(157,049)	(26,763)	—	(183,812)
Net claims and claim expenses incurred – total	$1,435,947	$1,488,662	$—	$2,924,609

Net claims and claim expense ratio – current accident year	82.3%	75.2%		78.6%
Net claims and claim expense ratio – prior accident years	(8.1)%	(1.4)%		(4.6)%
Net claims and claim expense ratio – calendar year	74.2%	73.8%		74.0%
Underwriting expense ratio	25.2%	30.5%		27.9%
Combined ratio	99.4%	104.3%		101.9%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Property Segment
Catastrophe	$7,795	$59,120	$2,235,736	$1,886,785
Other property	376,862	249,195	1,722,988	1,112,357
Property segment gross premiums written	$384,657	$308,315	$3,958,724	$2,999,142

Casualty and Specialty Segment
General casualty (1)	$281,926	$190,996	$1,258,536	$904,594
Professional liability (2)	333,257	207,437	1,283,864	836,120
Financial lines (3)	139,799	122,023	498,946	514,192
Other (4)	173,379	106,743	833,728	552,117
Casualty and Specialty segment gross premiums written	$928,361	$627,199	$3,875,074	$2,807,023

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Fixed maturity investments trading	$55,643	$66,912	$234,911	$278,215
Short term investments	464	1,047	2,333	20,799
Equity investments trading	4,077	1,628	9,017	6,404
Other investments
Catastrophe bonds	16,527	13,500	64,860	54,784
Other	8,100	4,083	28,811	9,417
Cash and cash equivalents	74	192	297	2,974
	84,885	87,362	340,229	372,593
Investment expenses	(4,402)	(5,645)	(20,750)	(18,555)
Net investment income	80,483	81,717	319,479	354,038

Net realized and unrealized gains (losses) on:
Fixed maturity investments trading, net of investments-related derivatives (1)	(116,689)	90,132	(322,025)	592,412
Equity investments trading, net of investments-related derivatives (1)	73,645	154,306	49,609	235,552
Other investments
Catastrophe bonds	(9,958)	(9,742)	(35,033)	(7,031)
Other	31,484	24,049	89,315	(297)
Net realized and unrealized gains (losses) on investments	(21,518)	258,745	(218,134)	820,636
Total investment result	$58,965	$340,462	$101,345	$1,174,674

Total investment return - annualized	1.1%	6.6%	0.5%	5.9%
(1)    Net realized and unrealized gains (losses) on fixed maturity investments trading includes the impacts of interest rate futures, interest rate swaps, credit default swaps and total return swaps. Net realized and unrealized gains (losses) on equity investments trading includes the impact of equity futures.

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized
The Company uses “operating Income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating Income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) attributable to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, net foreign exchange gains and losses, corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe (UK) Limited (“RenaissanceRe UK”), the income tax expense or benefit associated with these adjustments and the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company’s management believes that “operating Income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from: fluctuations in the fair value of the Company’s fixed maturity investment portfolio, equity investments trading, other investments (excluding catastrophe bonds) and investments-related derivatives; fluctuations in foreign exchange rates; corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK; the associated income tax expense or benefit of these adjustments; and the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating Income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating Income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.” The following table is a reconciliation of: (1) net income (loss) attributable to RenaissanceRe common shareholders to “operating Income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) attributable to RenaissanceRe common shareholders per common share - diluted to “operating Income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

	Three months ended		Twelve months ended
(in thousands of United States Dollars, except per share amounts and percentages)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$210,917	$189,812	$(73,421)	$731,482
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	11,560	(268,487)	183,101	(827,667)
Adjustment for net foreign exchange losses (gains)	16,697	(23,270)	41,006	(27,773)
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—	7,346	135	47,964
Adjustment for income tax expense (benefit) (1)	(3,628)	7,723	(11,521)	29,863
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(21,854)	9,754	(57,701)	60,771
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$213,692	$(77,122)	$81,599	$14,640

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$4.65	$3.74	$(1.57)	$15.31
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	0.26	(5.36)	3.88	(17.54)
Adjustment for net foreign exchange losses (gains)	0.37	(0.46)	0.87	(0.59)
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—	0.15	—	1.02
Adjustment for income tax expense (benefit) (1)	(0.08)	0.15	(0.24)	0.63
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(0.49)	0.19	(1.22)	1.29
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$4.71	$(1.59)	$1.72	$0.12

Return on average common equity - annualized	14.2%	10.9%	(1.1)%	11.7%
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	0.8%	(15.4)%	2.9%	(13.4)%
Adjustment for net foreign exchange losses (gains)	1.1%	(1.3)%	0.6%	(0.4)%
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—%	0.4%	—%	0.8%
Adjustment for income tax expense (benefit) (1)	(0.2)%	0.4%	(0.2)%	0.5%
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(1.5)%	0.6%	(0.9)%	1.0%
Operating return on average common equity - annualized	14.4%	(4.4)%	1.3%	0.2%
(1)    Adjustment for income tax expense (benefit) represents the income tax (expense) benefit associated with the adjustments to net income available to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(2)    Represents the portion of these adjustments that are attributable to the Company's redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Book value per common share	$132.17	$128.91	$139.35	$131.15	$138.46
Adjustment for goodwill and other intangibles (1)	(5.90)	(5.67)	(5.60)	(5.42)	(5.37)
Tangible book value per common share	126.27	123.24	133.75	125.73	133.09
Adjustment for accumulated dividends	23.52	23.16	22.80	22.44	22.08
Tangible book value per common share plus accumulated dividends	$149.79	$146.40	$156.55	$148.17	$155.17

Quarterly change in book value per common share	2.5%	(7.5)%	6.3%	(5.3)%	2.5%
Quarterly change in tangible book value per common share plus change in accumulated dividends	2.8%	(7.6)%	6.7%	(5.3)%	3.0%
Year to date change in book value per common share	(4.5)%	(6.9)%	0.6%	(5.3)%	14.9%
Year to date change in tangible book value per common share plus change in accumulated dividends	(4.0)%	(6.6)%	1.0%	(5.3)%	17.9%
(1)     At December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, goodwill and other intangibles included $18.6 million, $19.0 million, $22.4 million, $22.7 million, and $23.0 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.